UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/ A

Amendment No. 1

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2011

SILVER BUTTE COMPANY

(Exact Name of registrant as specified in its Charter)

Nevada	001-05970	82-0263301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 NE Loop 410, Ste. 495, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 524-9725

(Registrant’s telephone number, including area code)

601 W. Main Ave., Ste. 1017, Spokane, WA 99201

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Current Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report by reference. The following discussion should be read in conjunction with the consolidated financial statements and notes included herewith. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report to conform our statements to actual results or changed expectations.

Item 1.01

Entry into Material Definitive Agreement

On January 12, 2011, Silver Butte Company. ("the Company") entered into a Share Exchange Agreement with Gulfmark Energy Group, Inc. ("Gulfmark") and its four principal(4) shareholders, excluding one minority shareholder, Paulyana Production Corporation which owns 150,000 Gulfmark common shares.  The Company acquired 26,800,000 shares of the 26,950,000 issued and outstanding capital stock of Gulfmark in exchange for 1,072,000,027 Company common shares and 11,000,000 Series A Preferred Shares.  The common stock, when issued, will represent 98.1% of the Company's issued and outstanding capital stock.  A copy of the Exchange Agreement is attached as Exhibit 2.1.

Currently, the Company has insufficient authorized common and preferred stock capital to issue all of the shares required under the Exchange Agreement.  The Company will initially issue 278,759,367 common shares which represents nearly all of its available common stock under the Company's current authorized common stock capital.  This initial issuance of 278,759,367 shares represents 93.4% of our voting common stock.

Item 2.01

Completion of Acquisition

On January 12, 2011, the acquisition of Gulfmark Energy Group, Inc. was completed.  The Company acquired 26,800,000 common shares and 11,000,000 Series A preferred shares of Gulfmark Energy Group, Inc. The Company issued 278,759,367 common shares which represents the down payment on the purchase price, with the Company obligated to issue additional the balance of common and preferred shares once it has amended its articles of incorporation and increased its common and preferred stock capital. Immediately prior to closing, Gulfmark Energy Group had 26,950,000 common shares and 11,000,000 Series A Preferred Shares issued and outstanding.  Under the terms of the Exchange Agreement, the Gulfmark shareholders are entitled to receive 1,078,000,027 Company common shares and 11,000,000 Series A Preferred Shares.  However, the Company has insufficient authorized common and preferred stock capital to issue all of the shares required under the Exchange Agreement.   The Company has initially issued the Gulfmark shareholders 278,759,367 c ommon shares which represents nearly all of its available common stock under the Company's current authorized common stock capital.   This initial issuance of 278,759,367 shares represents 93.4% of our voting common stock.

At closing, Edward C. Wert, a Company director resigned and Michael R. Ward and Royis Ward were nominated to fill existing vacancies on the board of directors.  Additionally, Michael Ward was nominated as President, Chief Executive Officer and Chief Financial Officer.

Form 10 Disclosures

As disclosed elsewhere in this Current Report, on January 12, 2011, the Company acquired Gulfmark Energy Group, Inc.  in a reverse acquisition transaction (the "Acquisition").  Item 2.01(f) of Form 8-K states that if the registrant was a shell company prior to a transaction required to be reported in this Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

Because the Company was a shell Company prior to the Acquisition Transaction, this Current Report provides below the information that would be included if the Company were to be filing a Form 10.  Please note that the information provided below relates to the combined enterprises of the Company and Gulfmark Energy Group after the acquisition of Gulfmark Energy Group except that information relating to periods prior to the date of Acquisition only relates to the Company unless otherwise specifically indicated.

In this Current Report, the Company relies on and refers to information and statistics regarding its industry that it has obtained from a variety of sources. This information is publicly available at no cost and has not been specifically prepared for the Company for use in this report or otherwise. Although the Company believes that this information is generally reliable, it cannot guarantee, nor has it independently verified, the accuracy and completeness of this information.

Special note regarding forward-looking statements

This report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, concerning, among other things, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. One should consider carefully the statements under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

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our ability to successfully develop our inventory of undeveloped acreage primarily held in Texas, including our resource-style plays such as the Eagle Ford Shale;

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volatility in commodity prices for oil and natural gas;

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the possibility that the industry may be subject to future regulatory or legislative actions (including any additional taxes and changes in environmental regulation);

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the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

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the potential for production decline rates for our future wells to be greater than we expect;

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our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

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environmental risks;

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drilling and operating risks;

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exploration and development risks;

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competition, including competition for acreage in resource-style areas;

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management’s ability to execute our plans to meet our goals;

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our ability to retain key members of senior management and key technical employees;

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our ability to obtain goods and services necessary to execute our proposed drilling program;

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general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that the economic recession and credit crisis in the United States will be prolonged, which could adversely affect demand for oil and natural gas and make it difficult to access financial markets;

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continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

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other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our business, operations or pricing.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Risk Factors” included in this report. All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this document. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Item 1. Business.

History

Silver Butte Mining Co., Inc. was incorporated under the laws of the State of Idaho on January 19, 1965 as a mining company engaged in the exploration of non-ferrous and precious metals, principally silver and lead.  The Company was unable to develop any commercial ore deposits following many years of extensive exploration through geologic sampling and mapping, core drilling, and tunneling, and abandoned its status as an exploration stage enterprise by ceasing all exploration activities in 1994.

On February 4, 2004, business combination with Silver Butte Co., Inc was ratified, and Silver Butte Company was incorporated in the state of Nevada on March 4, 2004.  On that date, the Company merged into its wholly-owned Nevada subsidiary and changed its corporate domicile from the state of Idaho to the state of Nevada.

Because the Company had no operations and only nominal assets, prior to the Acquisition, it was considered a shell company under rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”).  Until the Acquisition, the Company’s purpose was to seek, investigate and, if such investigation warranted, acquire an interest in business opportunities presented to it by other persons or firms.

Michael Ward organized Gulfmark Energy Group, Inc. under the laws of the State of Nevada on August 9, 2010.   Mr. Ward organized two Texas corporations, Gulfmark Resources, Inc ("GRI"). and Blanco Drilling, Inc. ("BDI")  Gulfmark Resources, Inc. was organized on July 29, 2010 and Blanco Drilling, Inc. was organized on August 6, 2010. Michael Ward, individually and Royis Ward capitalized Gulfmark Resources, Inc. and Blanco Drilling, Inc. with drilling assets.

Gulfmark Energy Group acquired both Gulfmark Resources and Blanco Drilling on October 8, 2010.   Gulfmark Energy Group, Inc. acquired all of the capital stock of both GRI and BDI in a share exchange transaction with the shareholders of the two companies.  The shares of the two companies became shareholders of Gulfmark Energy Group, Inc.

On January 8, 2011, Gulfmark Resources, Inc. acquired the Kiefer leasehold, a 4,261 acre oil prospect in Zavala County, Texas (the "Kiefer Lease").  On January 12, 2011, the Company consummated the Acquisition, pursuant to which the Company promised to issue to the stockholders of Gulfmark in exchange for their Gulfmark Capital Stock, the right to receive an aggregate of 1,078,000,027 shares of the Company’s Common Stock and 11,000,000 shares of the Company's Series A Preferred Stock.

Presently, the Company has insufficient common and preferred stock capital to issue all of the shares promised under the terms of the Exchange Agreement, therefore, the Company has issued the Gulfmark shareholders 278,759,367 common shares which represents nearly the balance of our 300,000,000 shares of authorized common stock capital.   The Company will amend its articles of incorporation thereby increasing its common stock capital to 1,100,000,000 common shares, and increasing its preferred stock capital from 10,000,000 to 50,000,000 preferred shares, including the designation of 11,000,000 Series A Preferred shares.   Once these shares are authorized, the balance of the common and preferred shares will be issued to the Gulfmark shareholders.  Subsequent to the issue of the common stock,  and as soon as practical after filing the amended articles of incorporation,  the Company will reduce its issued and outstanding common stock by implementing a reverse split on a 40:1 basis which will result in approximately 27,292,010 common shares being issued and outstanding after the reverse split of our common shares.  The preferred stock will not be subject to any recapitalization.

As a result of the Acquisition, Gulfmark Energy Group, Inc. and its two subsidiaries became subsidiaries of the Company.

Except as otherwise indicated by the context, references in this remainder of this Item 2.01 to the “Company,” “Gulfmark,” “we,” “us,” or “our” are references to the combined business of Silver Butte Company, and its direct or indirect subsidiaries, including Gulfmark Energy Group, Inc.

Overview

We are an independent oil and natural gas company  involved in the exploration and development of  our Kiefer Lease.  Our business includes an oil and gas property and a drilling company.  We believe that our Kiefer Lease is situated over the Eagle Ford Shale formation.  The Company's initial and  principal focus will be on oil exploration and development of the Kiefer Lease .

Our Kiefer Lease is located in Zavala County, Texas and is a non-producing lease.  We do not have any oil or gas reserves.

We seek to maintain a portfolio of long-lived, lower risk properties in resource-style plays, which typically are characterized by lower geological risk and a large inventory of identified drilling opportunities. We focus on properties within our core operating areas that we believe have significant development and exploration opportunities and where we can apply our technical experience.

Business Strategy

Our primary objective is to increase stockholder value by focusing on the development of our existing property and selectively increasing our position within our core operating area, with a special emphasis on expanding our resource-style properties. Our strategy emphasizes:

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Concentrated portfolio of natural gas properties—We focus on oil producing properties within our core operating areas which we believe have significant development and exploration opportunities and where we can apply our technical experience.  Our Kiefer Lease is located in South Texas in the Eagle Ford Shale Play.

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Attractive undeveloped reserves—We seek to maintain a portfolio of long-lived, lower risk properties focused on resource-style plays within our core operating areas.  Resource-style plays are typically characterized by lower geological risk and a large inventory of identified drilling opportunities , and include the Eagle Ford Shale in South Texas.

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Drilling flexibility—We strive to maintain drilling flexibility by balancing our financial resources with our plans to develop our key properties and pursuit of opportunities for growth and expansion.

Proposed Core Operating Region

Eagle Ford Shale - We have approximately 4,261 net acres which we believe is situated over Eagle Ford Shale formation located in Zavala County, Texas (the "Kiefer Lease").  Our net revenue interest for this lease is 75%.

Our Kiefer Lease is undeveloped and unproven.  In order to comply with the terms of our lease, we will be required to drill one test well on the Kiefer Lease on, or before August 4, 2011.  Undeveloped oil and natural gas leaseholds are generally for a primary term of three to five years.  In most cases, the term of our undeveloped leases can be extended by paying delay rentals or by producing oil and natural gas reservoir that are discovered under the lease.  The primary term on the Eagle Ford lease is five years.

2011 Capital budget

Our 2011 capital budget will focus on the development of unproven locations on our Kiefer Lease.  Currently, we plan to spend approximately 2-$6.0 million dollars on drilling and completions during 2011 to our Kiefer Lease in Zavala County, Texas.   Our capital budget will be subject to successful financing.

Additionally, subject to financing, we expect to spend between $350,000 to $1.0 million on leasing activities during 2011.  Our future drilling plans are subject to change based upon various factors, some of which are beyond our control, including drilling results, oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, transportation constraints and regulatory approvals.  We are in the planning stages in regard to the manner in which we will fund our proposed budget.

We will strive to maintain financial flexibility and may access capital markets as necessary to facilitate drilling on our Kiefer lease.

Competitive Conditions in the Business

The oil and natural gas industry is highly competitive and we will compete with a substantial number of other companies that have greater financial and other resources. Many of these companies explore for, produce and market oil and natural gas, as well as carry on refining operations and market the resultant products on a worldwide basis. The primary areas in which we will encounter substantial competition are in locating and acquiring desirable leasehold acreage for our drilling and development operations, locating and acquiring attractive producing oil and natural gas properties, obtaining sufficient rig availability, obtaining purchasers and transporters of the oil and natural gas which we expect to produce and hiring and retaining key employees. There is also competition between oil and natural gas producers and other industries producing energy and fuel. Furthermore, competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States. It is not possible to predict the nature of any such legislation or regulation which may ultimately be adopted or its effects upon our future operations. Such laws and regulations may substantially increase the costs of exploring for, developing or producing oil and natural gas and may prevent or delay the commencement or continuation of a given operation.

Other Business Matters

Seasonality of Business

Weather conditions affect the demand for, and prices of, natural gas and can also delay drilling activities, disrupting our overall business plans.

Operational Risks

Oil and natural gas exploration, development and drilling involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. There is no assurance that we will discover or acquire additional oil and natural gas in commercial quantities.  Oil and natural gas operations also involve the risk that well fires, blowouts, equipment failure, human error and other events may cause accidental leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids into the environment, or cause significant injury to persons or property.  In such event, substantial liabilities to third parties or governmental entities may be incurred, the satisfaction of which could substantially reduce available cash and possibly result in loss of oil and natural gas properties. Such hazards may also cause damage to or destruction of wells, producing formations, production facilities and pipeline or other processing facilities.

As is common in the oil and natural gas industry, we will not insure fully against all risks associated with our business either because such insurance is not available or because we believe the premium costs are prohibitive. A loss not fully covered by insurance could have a materially adverse effect on our operating results, financial position or cash flows. For further discussion on risks see Item 1A. Risk Factors.

Regulations

All of the jurisdictions in which we own or operate producing oil properties have statutory provisions regulating the exploration for and production of oil and natural gas, including provisions related to permits for the drilling of wells, bonding requirements to drill or operate wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, sourcing and disposal of water used in the drilling and completion process, and the plugging and abandonment of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in an area, and the unitization or pooling of oil and natural gas properties, as well as regulations that generally prohibit the venting or flaring of natural gas, and impose certain requirements regarding the establishment of maximum allowable rates of production from fields and individual wells. The effect of these regulations is to limit the amount of oil and natural gas that we can produce from our wells and to limit the number of wells or the locations at which we can drill, although we can apply for exceptions to such regulations or to have reductions in well spacing. Failure to comply with applicable laws and regulations can result in substantial penalties. The regulatory burden on the industry increases the cost of doing business and affects profitability. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Environmental Regulations

Our operations are subject to stringent federal, state and local laws regulating the discharge of materials into the environment or otherwise relating to health and safety or the protection of the environment. Numerous governmental agencies, such as the United States Environmental Protection Agency, commonly referred to as the EPA, issue regulations to implement and enforce these laws, which often require difficult and costly compliance measures. Failure to comply with these laws and regulations may result in the assessment of substantial administrative, civil and criminal penalties, as well as the issuance of injunctions limiting or prohibiting our activities. In addition, some laws and regulations relating to protection of the environment may, in certain circumstances, impose strict liability for environmental contamination, rendering a person liable for environmental damages and cleanup costs without regard to negligence or fault on the part of that person. Strict adherence with these regulatory requirements increases our cost of doing business and consequently affects our profitability. Environmental regulatory programs typically regulate the permitting, construction and operations of a facility. Many factors, including public perception, can materially impact the ability to secure an environmental construction or operation permit. Once operational, enforcement measures can include significant civil penalties for regulatory violations regardless of intent. Under appropriate circumstances, an administrative agency can issue a cease and desist order to terminate operations. New programs and changes in existing programs are anticipated, some of which include natural occurring radioactive materials, oil and natural gas exploration and production, waste management, and underground injection of waste material. Environmental laws and regulations have been subject to frequent changes over the years, and the imposition of more stringent requirements could have a material adverse effect on our financial condition and results of operations.

Comprehensive Environmental Response, Compensation and Liability Act and Hazardous Substances

The federal Comprehensive Environmental Response, Compensation and Liability Act, referred to as CERCLA or the Superfund law, and comparable state laws impose liability, without regard to fault, on certain classes of persons that are considered to be responsible for the release of a hazardous substance into the environment. These persons include the current or former owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of hazardous substances that have been released at the site. Under CERCLA, these persons may be subject to joint and several liabilities for the costs of investigating and cleaning up hazardous substances that have been released into the environment, for damages to natural resources and for the costs of some health studies. In addition, companies that incur liability frequently confront additional claims because it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment.

The Solid Waste Disposal Act and Waste Management

The federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, referred to as RCRA, generally does not regulate most wastes generated by the exploration and production of oil and natural gas because that act specifically excludes drilling fluids, produced waters and other wastes associated with the exploration, development or production of oil and natural gas from regulation as hazardous wastes. However, these wastes may be regulated by the EPA or state agencies as non-hazardous wastes as long as these wastes are not commingled with regulated hazardous wastes. Moreover, in the ordinary course of our operations, wastes generated in connection with our exploration and production activities may be regulated as hazardous waste under RCRA or hazardous substances under CERCLA. From time to time, releases of materials or wastes have occurred at locations we own or at which we have operations. These properties and the materials or wastes released thereon may be subject to CERCLA, RCRA and analogous state laws. Under these laws, we have been and may be required to remove or remediate these materials or wastes. At this time, with respect to any properties where materials or wastes may have been released, but of which we have not been made aware, it is not possible to estimate the potential costs that may arise from unknown, latent liability risks.

The Clean Water Act, wastewater and storm water discharges

Our operations are also subject to the federal Clean Water Act and analogous state laws. Under the Clean Water Act, the EPA has adopted regulations concerning discharges of storm water runoff. This program requires covered facilities to obtain individual permits, or seek coverage under a general permit. Some of our properties may require permits for discharges of storm water runoff and, as part of our overall evaluation of our current and proposed operations, we may apply for storm water discharge permit coverage and updating storm water discharge management practices. We believe that we will be able to obtain, or be included under, these permits, where necessary, and make minor modifications to existing facilities and operations that would not have a material effect on us. The Clean Water Act and similar state acts regulate other discharges of wastewater, oil, and other pollutants to surface water bodies, such as lakes, rivers, wetlands, and streams. Failure to obtain permits for such discharges could result in civil and criminal penalties, orders to cease such discharges, and costs to remediate and pay natural resources damages. These laws also require the preparation and implementation of Spill Prevention, Control, and Countermeasure Plans in connection with on-site storage of significant quantities of oil.

The Safe Drinking Water Act, groundwater protection, and the Underground Injection Control Program

The federal Safe Drinking Water Act (SWDA) and the Underground Injection Control (UIC) program promulgated under the SWDA and state programs regulate the drilling and operation of salt water disposal wells. EPA directly administers the UIC program in some states and in others it is delegated to the state for administering. Permits must be obtained before drilling salt water disposal permits, and casing integrity monitoring must be conducted periodically to ensure the casing is not leaking saltwater to groundwater. Contamination of groundwater by oil and natural gas drilling, production, and related operations may result in fines, penalties, and remediation costs, among other sanctions and liabilities under the SWDA and state laws. In addition, third party claims may be filed by landowners and other parties claiming damages for alternative water supplies, property damages, and bodily injury. We expect to engage third parties to provide hydraulic fracturing or other well stimulation services to us in connection with our proposed wells for which we will be the operator. On June 9, 2009, companion bills entitled the Fracturing Responsibility and Awareness of Chemicals (FRAC) Act of 2009 were introduced in the United States Senate (Senate Bill number 1215) and House of Representatives (House Bill number 2766). These bills would repeal the exemption for hydraulic fracturing from the SDWA, which would have the effect of allowing the EPA to promulgate regulations requiring permits and implementing potential new requirements of hydraulic fracturing under the SDWA. This could, in turn, require state regulatory agencies in states with programs delegated under the SDWA to impose additional requirements on hydraulic fracturing operations. Sponsors of the bills have asserted that chemicals used in the fracturing process may be adversely impacting drinking water supplies. The bills would require persons using hydraulic fracturing to disclose the chemical constituents of their fracturing fluids to a regulatory agency, which would make the information public via the internet. This could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process are impairing groundwater or causing other damage. These bills, if adopted, could establish an additional level of regulation at the federal or state level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business. Certain states have adopted, or are considering, similar disclosure legislation.

The Clean Air Act

The federal Clean Air Act and comparable state laws regulate emissions of various air pollutants through air emissions permitting programs and the imposition of other requirements. In addition, the EPA has developed and continues to develop stringent regulations governing emissions of toxic air pollutants at specified sources. Federal and state regulatory agencies can impose administrative, civil and criminal penalties for non-compliance with air permits or other requirements of the federal Clean Air Act and associated state laws and regulations. Our proposed operations, or the proposed operations of service companies which may be engaged by us,  in certain circumstances and locations may be subject to permits and restrictions under these statutes for emissions of air pollutants. The EPA proposed in a consent decree, which has not been approved by a federal court, that it will issue by January 31, 2011 a proposal to revise its national emissions standards for hazardous air pollution for crude oil and natural gas production, as well as gas transmission and storage and its new source performance standards for oil and gas production.

Climate change legislation and greenhouse gas regulation

Studies over recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, many nations have agreed to limit emissions of “greenhouse gases”  or “GHGs” pursuant to the United Nations Framework Convention on Climate Change, and the “Kyoto Protocol.” Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil, natural gas, and refined petroleum products, are considered “greenhouse gases” regulated by the Kyoto Protocol. Although the United States is not participating in the Kyoto Protocol, several states have adopted legislation and regulations to reduce emissions of greenhouse gases. Restrictions on emissions of methane or carbon dioxide that may be imposed in various states could adversely affect our proposed operations and demand for petroleum products. Additionally, the United States Supreme Court has ruled, in Massachusetts, et al. v. EPA, that the EPA abused its discretion under the Clean Air Act by refusing to regulate carbon dioxide emissions from mobile sources. As a result of the Supreme Court decision and the change in presidential administrations, on December 7, 2009, the EPA issued a finding that serves as the foundation under the Clean Air Act to issue other rules that would result in federal greenhouse gas regulations and emissions limits under the Clean Air Act, even without Congressional action. As part of this array of new regulations, on September 22, 2009, the EPA also issued a GHG monitoring and reporting rule that requires certain parties, including participants in the oil and natural gas industry, to monitor and report their GHG emissions, including methane and carbon dioxide, to the EPA. The emissions will be published on a register to be made available on the Internet. These regulations may apply to our proposed operations. The EPA has proposed two other rules that would regulate GHGs, one of which would regulate GHGs from stationary sources, and may affect sources in the oil and natural gas exploration and production industry and the pipeline industry. The EPA’s finding, the greenhouse gas reporting rule, and the proposed rules to regulate the emissions of greenhouse gases would result in federal regulation of carbon dioxide emissions and other greenhouse gases, and may affect the outcome of other climate change lawsuits pending in United States federal courts in a manner unfavorable to our industry. On June 26, 2009, the United States House of Representatives approved adoption of the “American Clean Energy and Security Act of 2009,” also known as the “Waxman-Markey cap-and-trade legislation” or ACESA. On November 5, 2009 the Senate Committee on Environment and Public Works approved the “Clean Energy Jobs and American Power Act of 2009,” authored by John Kerry and Barbara Boxer, that is similar in many ways to ACESA. One of the purposes of these bills is to control and reduce emissions of greenhouse gases in the United States. These bills would establish an economy-wide cap on emissions of GHGs in the United States and would require an overall reduction in GHG emissions of 17% to 20% (from 2005 levels) by 2020, and by over 80% by 2050. Under these bills, most sources of GHG emissions would be required to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. The number of emission allowances issued each year would decline as necessary to meet the overall emission reduction goals of the bills. As the number of GHG emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. The net effect of these bills would be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas. President Obama has indicated that he is in support of the adoption of legislation such as the two bills discussed above, and the White House is expending significant efforts to push for the legislation. Two recent court decisions, one before the United States Second Circuit Court of Appeals and one before the United States Fifth Circuit Court of Appeals (The Fifth Circuit) have allowed cases to proceed. In the first case, Connecticut v. American Electric Power, the Second Circuit ruled that several states and other plaintiffs could continue a suit to impose GHG reductions on several utility defendants, concluding that a political question and standing objections of the defendants did not prohibit the suit from going forward. The Fifth Circuit, in Comer v. Murphy Oil, ruled that plaintiffs could similarly pursue a damage suit and the political question did not prohibit the suit. This case involves claims by plaintiffs who suffered damages from Hurricane Katrina that are seeking to recover damages from certain GHG emitters asserting their emissions contributed to their increased damages. In another case filed in the Texas District Court in Austin on October 6, 2009, a citizens group sued the Texas Commission on Environmental Quality (TCEQ) asserting that the agency was required to regulate carbon dioxide emissions from parties applying for permits under the Texas Clean Air Act. The result of this lawsuit could impose additional regulations on our proposed operations, if the Texas courts require the TCEQ to regulate carbon dioxide and perhaps other GHGs such as methane, and these rules could be applied to our proposed operations in Texas. We may be subject to the EPA GHG monitoring and reporting rule, and potentially new EPA permitting rules if adopted to apply GHG permitting obligations and emissions limitations under the federal Clean Air Act. Even if no federal greenhouse gas regulations are enacted, or if the EPA issues regulations, more than one-third of the states have begun taking action on their own to control and/or reduce emissions of greenhouse gases. Several multi-state programs have been developed or are in the process of being developed: the Regional Greenhouse Gas Initiative involving 10 Northeastern states, the Western Climate Initiative involving seven western states, and the Midwestern Greenhouse Gas Reduction Accord involving seven states. The latter two programs have several other states acting as observers and they may join one of the programs at a later date. Any of the climate change regulatory and legislative initiatives described above could have a material adverse effect on our proposed business plans and future financial condition, and results of operations.

The National Environmental Policy Act

Oil and natural gas exploration and production activities on federal lands are subject to the National Environmental Policy Act, or NEPA. NEPA requires federal agencies, including the Department of the Interior, to evaluate major agency actions that have the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. We do not plan any exploration and, or production activities on federal lands subject to the requirements of NEPA.

Threatened and endangered species, migratory birds, and natural resources

Various state and federal statutes prohibit certain actions that adversely affect endangered or threatened species and their habitat, migratory birds, wetlands, and natural resources. These statutes include the Endangered Species Act, the Migratory Bird Treaty Act, the Clean Water Act and CERCLA. The United States Fish and Wildlife Service may designate critical habitat and suitable habitat areas that it believes are necessary for survival of threatened or endangered species. A critical habitat or suitable habitat designation could result in further material restrictions to federal land use and private land use and could delay or prohibit land access or development. Where takings of or harm to species or damages to wetlands, habitat, or natural resources occur or may occur, government entities or at times private parties may act to prevent oil and gas exploration activities or seek damages for harm to species, habitat, or natural resources resulting from drilling or construction or releases of oil, wastes, hazardous substances or other regulated materials, and may seek natural resources damages.

Hazard communications and community right to know

We are subject to federal and state hazard communications and community right to know statutes and regulations. These regulations govern record keeping and reporting of the use and release of hazardous substances, including, but not limited to, the federal Emergency Planning and Community Right-to- Know Act.

Occupational Safety and Health Act

We are subject to the requirements of the federal Occupational Safety and Health Act, commonly referred to as OSHA, and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and the public

Employees

As of December 31, 2010, we had 17 full-time employees, 14 of which work for Blanco Drilling, Inc. and 3 of which work in our administration at the principal executive offices.  We hire independent contractors on an as needed basis.  We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory.

Access to Company Reports

We file periodic reports, information statements and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended. W e make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and Forms 3, 4 and 5 filed on behalf of directors and officers, and any amendments to such reports available free of charge through our corporate website at www.gulfmarkenergygroup.com as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. In addition, our corporate governance guidelines, code of ethics for our chief executive officer (CEO) and senior financial officers, audit committee charter, compensation committee charter and nominating and corporate governance committee charter are available on our website under the heading “About Us—Corporate Governance”. Within the time period required by the SEC, we will post on our website any modifications to the code of ethics for our CEO and senior financial officers and any waivers applicable to senior officers as defined in the applicable code, as required by the Sarbanes-Oxley Act of 2002. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our reports and information statements, and our other filings are also available to the public over the internet at the SEC’s website at www.sec.gov. Unless specifically incorporated by reference in this current report on Form 8-K, information that you may find on our website is not part of this report.

Item 1A. Risk Factors.

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS CURRENT REPORT BEFORE PURCHASING INVESTING IN THE COMPANY. INVESTING IN OUR CAPITAL STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR CAPITAL STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR CAPITAL STOCK.

Risks Related to Our Business and the Industry in Which We Will Compete

We are a company with limited operating history.

The Company has a limited operating history and has primarily engaged in operations relating to the development of its business plan.   We are s ubject to many of the risks common to such enterprises, including the ability of the Company to implement its business plan, market acceptance of its proposed business, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of the Company’s ability to generate revenues. There can be no assurance that the Company’s activities will be successful or result in significant  revenues or profit for the Company, and the likelihood of the Company’s success must be considered in the light of the stage in its development. As of October 31, 2010, the Company has generated no revenue and has generated losses.  The Company believes it has engaged professionals and consultants experienced in the type of business contemplated by the Company; however, there can be no assurance that the predictions, opinions, analyses, or conclusions of such professionals will prove to be accurate. In addition, no assurance can be given that the Company will be able to consummate its business strategy and plans or that financial or other limitations may not force the Company to modify, alter, significantly delay, or significantly impede the implementation of such plans or the Company’s ability to continue operations. If the Company is unable to successfully implement its business strategy and plans, investors may lose their entire investment in the Company.

Potential investors should also be aware of the difficulties normally encountered by exploration and production energy companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the inception of the enterprise that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to construction, operation and distribution, and additional costs and expenses that may exceed current estimates.

Future financings will involve a dilution of the interests of the stockholders of the Company upon the issuance of additional shares of Common Stock or other securities.

We will need to engage in additional financings in the future. There can be no assurances that such financings will ever be completed, but any such financings will involve a dilution of the interests of our stockholders upon the issuance of additional shares Common Stock or other securities. Attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to investors participating in this offering. We expect to issue shares of our Common Stock and/or other securities in exchange for additional financing.

We anticipate significant future capital needs and the availability of future capital is uncertain.

The Company has experienced negative cash flows from operations since its inception. The Company will be required to spend substantial funds to develop its Kiefer lease.  The Company will need to raise additional capital.  The Company’s capital requirements will depend on many factors, primarily relating to the problems, delays, expenses and complications frequently encountered by development stage companies; the progress of the Company’s research and development programs; the costs and timing of seeking regulatory approvals of the Company’s products under development; and changes in economic, regulatory, or competitive conditions or the Company’s planned business. To satisfy its capital requirements, the Company may seek to raise funds in the public or private capital markets. The Company may seek additional funding through corporate collaborations and other financing vehicles. There can be no assurance that any such funding will be available to the Company, or if available, that it will be available on acceptable terms. If adequate funds are not available, the Company may be required to curtail significantly one or more of its research or development programs or it may be required to obtain funds through arrangements with future collaborative partners or others that may require the Company to relinquish interests in its properties. If the Company is successful in obtaining additional financing, the terms of the financing may have the effect of diluting or adversely affecting the holdings or the rights of the holders of Common Stock.

We have a history of losses.

We expect to incur non-capitalized development costs and general and administrative expenses prior to the drilling and completion of our first Eagle Ford oil well on our Zavala County leasehold. We cannot predict if we will ever achieve profitability and, if we do, we may not be able to sustain or increase our profitability. If we cannot achieve or maintain profitability, we may not be able to continue to absorb the resulting financial losses. If we continue to suffer financial losses, our business may be jeopardized and our investors may lose all of their investment in our shares.

The Company’s strategies for development of the business might not be successful.

The Company is currently evaluating potential development strategies for its business. It may take several years, if ever, for the Company to achieve cumulative positive cash flow. The Company could experience significant difficulties in executing its business plan, including: inability to successfully implement the Company’s business plan; changes in market conditions; inability to obtain necessary financing; delays in completion of the Company’s projects or their underlying technologies; inaccurate cost estimates; changes in government or political reform; or the Company may not benefit from the proposed projects as the Company expected. The Company’s inability to develop its Kiefer lease will adversely affect the Company’s business cash flows and have a material adverse effect on the Company’s ability to meet the Company’s working capital requirements.

We may not be able to drill wells on a substantial portion of our acreage.

We may not be able to drill all of our planned oil wells on our acreage for various reasons. We may not generate or be able to raise sufficient capital to do so. Future deterioration in commodities pricing may also make drilling some acreage uneconomic. Our future drilling budget will depend on drilling results, oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, lease expirations, gathering system, pipeline and other forms of transportation constraints, regulatory approvals and other factors. In addition, any drilling activities we may be able to conduct may not be successful and such would have a material adverse effect on our future business, financial condition and results of operations.

Our business plan involves drilling in the Eagle Ford shale formation using horizontal drilling and completion techniques. The results of our planned drilling program in this formation is subject to more uncertainties than conventional drilling programs in more established formations and may not meet our expectations for reserves or production.

The results of our proposed drilling in Eagle Ford Shale on our Zavala County leasehold may be more uncertain than drilling results in areas that are developed and have established production. Because new or emerging formations have limited or no production history, we are less able to use past drilling results in those areas to help predict our future drilling results. Further, part of our drilling strategy to maximize recoveries from the Eagle Ford Shale involves the drilling of horizontal wells using completion techniques that have proven to be successful in other shale formations. The industry's drilling and production history, while growing, is limited in this formation. The ultimate success of our proposed drilling and completion strategies and techniques will be better evaluated over time as more wells are drilled and production profiles are better established.  If our drilling results are less than anticipated or we are unable to execute our drilling program because of capital constraints, lease expirations, or otherwise, and/or natural gas and oil prices decline, our investment in these areas may not be as attractive as we anticipate and we could incur material writedowns of unevaluated properties and the value of our undeveloped acreage could decline in the future.

We may have difficulty financing our planned capital expenditures which could adversely affect our growth.

We expect to experience, substantial capital expenditure and working capital needs, primarily as a result of our proposed drilling program on the Kiefer lease.  We intend to selectively increase our acreage position in the Eagle Ford Shales, which would require additional capital in addition to the capital necessary to drill on our existing acreage. We expect raise capital through equity offerings with the proceeds funding these proposed capital expenditures.

Additionally, our ability to complete future equity offerings will be limited by general market conditions. If we are unable to raise sufficient capital to fund our capital expenditures, we may be required to curtail our proposed drilling, development, land acquisition and other activities, which could result in forfeiture of leasehold interests and could force us to sell some of our assets on an untimely or unfavorable basis, each of which could have a material adverse effect on our results and future operations.

Oil and natural gas prices are volatile, and low prices could have a material adverse impact on our business.

Our revenues, profitability and future growth and the carrying value of our properties depend substantially on prevailing oil and natural gas prices.  Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital.

Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause volatility are:

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the domestic and foreign supply of oil and natural gas;

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the ability of members of the Organization of Petroleum Exporting Countries and other producing countries to agree upon and maintain oil prices and production levels;

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political instability, armed conflict or terrorist attacks, whether or not in oil or natural gas producing regions;

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the level of consumer product demand;

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the growth of consumer product demand in emerging markets, such as China;

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labor unrest in oil and natural gas producing regions;

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weather conditions, including hurricanes and other natural occurrences that affect the supply and/or demand of oil and natural gas;

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the price and availability of alternative fuels;

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the price of foreign imports;

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worldwide economic conditions; and

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the availability of liquid natural gas imports.

These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil and natural gas.

The current economic and financial crisis has negatively impacted the prices for our oil and natural gas production, limited access to the credit and equity markets, increased the cost of capital, and may have other negative consequences that we cannot predict.

The current economic and financial crisis in the United States and globally creates financial challenges that will grow if conditions do not improve.   We do not have enough cash to fund our proposed leasehold acquisition, drilling and development plans without raising additional funds.   If we are unable to raise sufficient capital to initiate and execute our proposed plans, we will be required to reduce our operating and capital budget, which would have a material adverse effect on our results and future operations. Economic and financial conditions may also limit the number of participants or reduce the values we are able to realize in asset sales or other transactions we may engage in to raise capital, thus making these transactions more difficult to consummate and less economic. Additionally, the current economic situation has affected the demand for oil and natural gas and has resulted in lower prices for oil and natural gas, which could have a negative impact on our future revenues, if any.

We depend substantially on the continued presence of key personnel for critical management decisions and industry contacts.

Our success depends upon the continued contributions of our executive officers and key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage growth within a highly competitive industry. Competition for qualified personnel can be intense, particularly in the oil and natural gas industry, and there are a limited number of people with the requisite knowledge and experience.  Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition and cash flows.

Our business is highly competitive.

The oil and natural gas industry is highly competitive in many respects, including identification of attractive oil and natural gas properties for acquisition, drilling and development, securing financing for such activities and obtaining the necessary equipment and personnel to conduct such operations and activities.  In seeking suitable opportunities, we will compete with a number of other companies, including large oil and natural gas companies and other independent operators with greater financial resources, larger numbers of personnel and facilities, and, in some cases, with more expertise. There can be no assurance that we will be able to compete effectively with these entities.

Our oil and natural gas activities are subject to various risks which are beyond our control.

Our operations are subject to many risks and hazards incident to exploring and drilling for, producing, transporting, marketing and selling oil and natural gas.  Although we may take precautionary measures, many of these risks and hazards are beyond our control and unavoidable under the circumstances.  Many of these risks or hazards could materially and adversely affect our revenues and expenses, the ability of certain of our wells to produce oil and natural gas in commercial quantities, the rate of production and the economics of the development of, and our investment in the prospects in which we have or will acquire an interest.  Any of these risks and hazards could materially and adversely affect our financial condition, results of operations and cash flows.  Such risks and hazards include:

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human error, accidents, labor force and other factors beyond our control that may cause personal injuries or death to persons and destruction or damage to equipment and facilities;

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blowouts, fires, hurricanes, pollution and equipment failures that may result in damage to or destruction of wells, producing formations, production facilities and equipment;

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unavailability of materials and equipment;

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engineering and construction delays;

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unanticipated transportation costs and delays;

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unfavorable weather conditions;

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hazards resulting from unusual or unexpected geological or environmental conditions;

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environmental regulations and requirements;

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accidental leakage of toxic or hazardous materials, such as petroleum liquids or drilling fluids, into the environment;

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hazards resulting from the presence of hydrogen sulfide (H2S) or other contaminants in gas we produce;

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changes in laws and regulations, including laws and regulations applicable to oil and natural gas activities or markets for the oil and natural gas produced;

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fluctuations in supply and demand for oil and natural gas causing variations of the prices we receive for our oil and natural gas production; and

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the availability of alternative fuels and the price at which they become available.

As a result of these risks, in the future, expenditures, quantities and rates of production, revenues and operating costs may be materially adversely affected and may differ materially from those anticipated by us.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of doing business.

Companies that explore for and develop, produce, sell and transport oil and natural gas in the United States are subject to extensive federal, state and local laws and regulations, including complex tax and environmental, health and safety laws and the corresponding regulations, and are required to obtain various permits and approvals from federal, state and local agencies. If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned. We may be required to make large expenditures to comply with governmental regulations.

Matters subject to regulation include:

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water discharge and disposal permits for drilling operations;

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drilling bonds;

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drilling permits;

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reports concerning operations;

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air quality, noise levels and related permits;

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spacing of wells;

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rights-of-way and easements;

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unitization and pooling of properties;

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pipeline construction;

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gathering, transportation and marketing of oil and natural gas;

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taxation; and

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waste transport and disposal permits and requirements.

Failure to comply with these laws may result in the suspension or termination of operations and subject us to liabilities under administrative, civil and criminal penalties. Compliance costs can be significant. Moreover, these laws or the enforcement thereof could change in ways that substantially increase the costs of doing business. Any such liabilities, penalties, suspensions, terminations or regulatory changes could materially and adversely affect our business, financial condition and results of operations. Under these laws and other environmental health and safety laws and regulations, we could be held liable for personal injuries, property damage (including site clean-up and restoration costs) and other damages. Failure to comply with these laws and regulations may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, including the assessment of natural resource damages. Some laws and regulations may impose strict as well as joint and several liabilities for environmental contamination, which could subject us to liability for the conduct of others or for our own actions that were in compliance with all applicable laws at the time such actions were taken. Environmental and other governmental laws and regulations also increase the costs to plan, design, drill, install, operate and abandon natural gas and oil wells. Moreover, public interest in environmental protection has increased in recent years, and environmental organizations have opposed, with some success, certain drilling projects. In the future, a portion of the regulatory environment in which we may operate could include, in some cases, federal requirements for performing or preparing environmental assessments, environmental impact studies and/or plans of development before commencing exploration and production activities. In addition, our activities may be subject to the regulation by natural gas and oil-producing states relating to conservation practices and protection of correlative rights. These regulations may affect our operations and limit the quantity of natural gas and oil we may produce and sell. Delays in obtaining regulatory approvals or necessary permits, the failure to obtain a permit or the receipt of a permit with excessive conditions or costs could have a material adverse effect on our ability to explore on, develop or produce our properties.

Additionally, the natural gas and oil regulatory environment could change in ways that might substantially increase the financial and managerial costs to comply with the requirements of these laws and regulations and, consequently, adversely affect our profitability.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Legislation has been proposed in Congress to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate oil and natural gas production. We expect to engage third parties to provide hydraulic fracturing or other well stimulation services to us in connection with our proposed well development in the Eagle Ford formation for which we propose to be the operator. Sponsors of bills currently pending before the Senate and House of Representatives have asserted that chemicals used in the fracturing process may be adversely impacting drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process are impairing groundwater or causing other damage. These bills, if adopted, could establish an additional level of regulation at the federal or state level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business. Certain states have adopted or are considering similar disclosure legislation.

Possible regulation related to global warming and climate change could have an adverse effect on our operations and demand for natural gas and oil.

Studies over recent years have indicated that emissions of certain gases may be contributing to warming of the Earth’s atmosphere. In response to these studies, governments have begun adopting domestic and international climate change regulations that requires reporting and reductions of the emission of greenhouse gases. Methane, a primary component of natural gas, and carbon dioxide, a byproduct of the burning of oil, natural gas and refined petroleum products, are considered greenhouse gases. Internationally, the United Nations Framework Convention on Climate Change, and the Kyoto Protocol address greenhouse gas emissions, and several counties including the European Union have established greenhouse gas regulatory systems. In the United States, at the state level, many states, either individually or through multi-state regional initiatives, have begun implementing legal measures to reduce emissions of greenhouse gases, primarily through the planned development of emission inventories or regional greenhouse gas cap and trade programs or have begun considering adopting greenhouse gas regulatory programs. At the federal level, in June 2009, the United States House of Representatives passed the American Clean Energy and Security Act of 2009, also known as the Waxman-Markey Bill or ACESA. The United States Senate passed out of committee the Clean Energy Jobs and American Power Act, also known as the Kerry-Boxer Bill. Although these bills differ in certain ways, they both contain provisions that would establish a cap and trade system for restricting greenhouse gas emissions in the United States. Under such a system, certain sources of greenhouse gas emissions would be required to obtain greenhouse gas emission “allowances” corresponding to their annual emissions of greenhouse gases. The number of emission allowances issued each year would decline as necessary to meet overall emission reduction goals. As the number of greenhouse gas emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. The ultimate outcome of this federal legislative initiative remains uncertain. In addition to pending climate legislation, the EPA has issued greenhouse gas monitoring and reporting regulations that went into effect January 1, 2010, and require reporting by regulated facilities by March 2011 and annually thereafter. Beyond measuring and reporting, the EPA issued an “Endangerment Finding” under section 202(a) of the Clean Air Act, concluding greenhouse gas pollution threatens the public health and welfare of current and future generations. The finding serves as a first step to issuing regulations that would require permits for and reductions in greenhouse gas emissions for certain facilities. EPA has proposed such greenhouse gas regulations and may issue final rules this year. In the courts, several decisions have been issued that may increase the risk of claims being filed by governments and private parties against companies that have significant greenhouse gas emissions. Such cases may seek to challenge air emissions permits that greenhouse gas emitters apply for and seek to force emitters to reduce their emissions or seek damages for alleged climate change impacts to the environment, people, and property. Any laws or regulations that may be adopted to restrict or reduce emissions of greenhouse gases could require us to incur increased operating and compliance costs, and could have an adverse effect on demand for the oil and natural gas that we produce.

We cannot be certain that the insurance coverage maintained by us will be adequate to cover all losses that may be sustained in connection with all oil and natural gas activities.

We maintain general and excess liability policies, which we consider to be reasonable and consistent with industry standards. These policies generally cover:

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personal injury;

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bodily injury;

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third party property damage;

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medical expenses;

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legal defense costs;

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pollution in some cases;

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well blowouts in some cases; and

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workers compensation.

As is common in the oil and natural gas industry, we will not insure fully against all risks associated with our business either because such insurance is not available or because we believe the premium costs are prohibitive. A loss not fully covered by insurance could have a materially adverse effect on our financial position, results of operations and cash flows. There can be no assurance that the insurance coverage that we maintain will be sufficient to cover every claim made against us in the future.

Title to the properties in which we have an interest may be impaired by title defects.

There is no assurance that we will not suffer a monetary loss from title defects or title failure.  Additionally, undeveloped acreage has greater risk of title defects than developed acreage. Generally, under the terms of the operating agreements affecting our properties, any monetary loss is to be borne by all parties to any such agreement in proportion to their interests in such property. If there are any title defects or defects in assignment of leasehold rights in properties in which we hold an interest, we will suffer a financial loss.

Assets we acquire may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities.

We expect to grow our business with acquisitions of producing properties and undeveloped and unevaluated leaseholds. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and natural gas prices, operating and capital costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we will perform a review of the acquired properties which we believe is generally consistent with industry practices. However, such reviews will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We will not inspect every well.  Even if we inspect a well, we will not always discover structural, subsurface and environmental problems that may exist or arise. We are generally not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities. We anticipate that we will acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and natural gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

Our proposed exploration and development drilling efforts and the operation of any prospective wells may not be profitable.

Exploration, development, drilling and production activities are subject to many risks, including the risk that commercially productive reservoirs will not be discovered. We will invest in property, including undeveloped leasehold acreage, which we believe will result in projects that will add value over time. However, we cannot guarantee that our leasehold acreage will be profitably developed, that new wells drilled by us will be productive or that we will recover all or any portion of our investment in such leasehold acreage or wells. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells but also from wells that are productive but do not produce sufficient net reserves to return a profit after deducting operating and other costs. Our ability to achieve our target results will be dependent upon the future market prices for oil and natural gas, costs associated with producing oil and natural gas.   We do not have any oil or gas reserves.  In addition, we may not be successful in controlling our drilling and production costs when we develop this prospect. The cost of drilling, completing and operating a well is often uncertain and cost factors can adversely affect the economics of a project. We cannot predict the cost of drilling, and we may be forced to limit, delay or cancel drilling operations as a result of a variety of factors, including:

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unexpected drilling conditions;

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pressure or irregularities in formations;

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equipment failures or accidents and shortages or delays in the availability of drilling rigs and the delivery of equipment;

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adverse weather conditions, including hurricanes; and

•

compliance with governmental requirements.

The unavailability or high cost of drilling rigs, equipment, supplies, water, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of rigs, equipment and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling rig crews rise as the number of active rigs in service increases. Increasing levels of exploration and production in response to strong prices of oil and natural gas may increase the demand for oilfield services, and the costs of these services may increase while the quality of these services may suffer. If the unavailability or high cost of drilling rigs, equipment, supplies or qualified personnel were particularly severe in South Texas, we could be materially and adversely affected because our operations and properties are concentrated in this area.  In order to secure drilling rigs in these areas, we will enter into certain contracts with drilling companies.

The estimates and projections contained in this Current Report may not be realized.

Any estimates or projections in this Current Report have been prepared on the basis of assumptions and hypotheses, which the Company believes to be reasonable. However, no assurance can be given that the potential benefits described in this Current Report will prove to be available. Such assumptions are highly speculative and, while based on management’s best estimates of projected sales levels, operational costs, consumer preferences, and the Company’s general economic and competitive conditions in the industry, there can be no assurance that the Company will operate profitably or remain solvent. To date, the Company has not operated profitably and has a history of losses. If the Company’s plans prove unsuccessful, investors could lose all or part of their investment. There can be no assurance that the Company will be able to generate any revenue or profits.

Risks Related to Our Securities

There is little current trading of our shares. Our stock price is likely to be highly volatile.

Although prices for our shares of Common Stock are quoted Over-the-Counter on the Electronic Bulletin Board (OTCBB), there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTCBB is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our Common Stock will be quoted on another more prestigious exchange or market. The market price of our stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Because our Common Stock is likely to be considered a “penny stock,” our trading will be subject to regulatory restrictions.

Our Common Stock is currently, and in the near future will likely continue to be, considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the

SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirements may adversely affect the trading activity in the secondary market for our Common Stock.

Limited future sales of our Common Stock in the public market could make it difficult to generate significant liquidity in our stock.

We expect to file a registration statement with the SEC to cover resales of shares issued to the pre-Acquisition Gulfmark stockholders and others in post-acquisition equity financing transactions.  However, upon the effectiveness of this registration statement, most of the stock covered under the registration may not be immediately available for trading.  Due to a limitation in the number of shares traded on a regular basis, there may be significant swings in the bid and ask prices of our stock or there may not be any significant volume of the stock available to trade.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our Common Stock.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own a majority of our outstanding Common Stock. As a result of such ownership, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

Our Articles of Incorporation, as amended, our Bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Item 2. Financial Information.

Management’s discussion and analysis of financial condition and results of operations

Forward Looking Statements

Some of the statements contained in this Current Report that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Current Report, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to raise capital when needed and on acceptable terms and conditions;

•	our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	the intensity of competition;

•	general economic conditions; and

•	other factors discussed in Risk Factors.

All written and oral forward-looking statements made in connection with this Current Report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company’s Plans

Initially, Gulfmark plans to earn revenue through the drilling operations of its subsidiary, Blanco Drilling, Inc.  Blanco commenced contract drilling operations in November 2010.

Gulfmark Resources, Inc. acquired the Kiefer Lease on January 7, 2011.  This lease is comprised of 4,261 net acres which the Company believes  is situated over the Eagle Ford shale formation.

Gulfmark plans to drill one or more oil wells into the Eagle Ford shale formation during the third and fourth quarters of 2011.

Revenues

Gulfmark Energy Group, Inc. (the "Company") was organized on August 9, 2010.  Between August 9, 2010 and October 31, 2010, Gulfmark did not generate any revenue.  Gulfmark has been financed by its founder, Michael Ward, who advanced the Company approximately $216,141 during this period.

The Company had no revenues during the period ending October 31, 2010.

In November 2010, Company acquired oilfield drilling assets for its drilling company, Blanco Drilling, Inc.  These drilling assets were acquired with cash advanced from the Company's President and bank financing.

Costs and Expenses

From Gulfmark’s inception through October 31, 2010, the Company incurred $18,391 of administrative expenses, $2,903 of depreciation expense and $1,695 of other expenses.  During this period, Gulfmark recorded a loss of $22,969.

We anticipate that we will continue to incur expenses for our employees and other professional services including, legal, accounting, engineering.

Liquidity and Capital Resources

As of October 31, 2010, we had working capital surplus of $196,483.  Significant additional financing will be required in order to meet our projected cash flow deficits from our proposed drilling operations on our Kiefer Leasehold.  We currently have no commitments for financing.  There is no guarantee that we will be successful in raising the funds required on terms acceptable to us or at all.  We plan to coordinate the growth in our operational activities with the consummation of our capital raising activities. However, if we are not successful in raising sufficient capital on terms acceptable to us, this would have a material adverse effect on our business, results of operations liquidity, and financial condition.  These capital raising activities, if successful, are likely to result in substantial dilution to our existing stockholders and could result in the placing of one or more liens against some or all of our assets.

The Company’s future cash requirements will be substantial and will depend on many factors, some of which are outside the control of the Company. Such factors include the problems, delays, expenses and complications frequently encountered by oil exploration and production companies in connection with the proposed business operations and plans. (See Risk Factors)

The Company may seek additional funding through public or private equity or debt financings or joint ventures. To the extent the Company raises additional capital by issuing equity securities, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. There can be no assurance, however, that additional funding will be available to the Company on acceptable terms, or at all.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Inflation

It is our opinion that inflation has not had a material effect on our operations.

See Items 1.01 and the other sections of this Item 2.01 of this Current Report which are incorporated by reference.

Item 3. Properties.

Executive and Field Offices/Yards

Our principal executive offices are located at 45 N.E. Loop 410, Suite 495, San Antonio, Texas 78216.  Gulfmark began leasing this office space of approximately 2857 sq. ft. on August 1, 2010.  We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate the need to secure additional space.   Our annual lease cost is approximately $ 24,000.

Our field offices are located at 2242 S. Highway 83, Crystal City, Texas 78839 Crystal City, Texas.  Gulfmark Resources owns this 10 acre property.  These facilities include 2,500 s.f. of offices, two double wide trailer houses and an 8,000 sf. metal building with a four shop bays.

Oil and Gas Properties

Kiefe r Ranch Eagle Ford Formation

We own the 75% net revenue interest in the in the Kiefer leasehold which is located in northwestern portion of Zavala County, Texas.  The lease is comprised of approximately 4,261 net acres.  This lease is situated over the Maverick Basin of Southwest Texas and the down dip from the United States Geological Studies North boundary of the Smackover-Austin-Eagle Ford total petroleum system.  It is the company's  belief that the Eagle Ford Shale has great possibilities of being a prolific producer, based on the wells being drilled and completed in the area surrounding our lease block.

The Eagle Ford Shale formation underlies the Austin Chalk and Edwards limestone formations.  It is roughly 50 miles wide and 400 miles long.  It was formed during the Cretaceous Epoch approximately 65 to 145 million years ago.  It lies at depths between 2,500 at the edge of the Texas hill country to over 15,000 feet deep in the southern portions in LaSalle, McMullen, Live Oak, Bee, DeWitt and Lavaca counties.  The shale over 300 feet thick in some places and is considered the source rock for the Austin Chalk oil discoveries.  It is brittle containing as much as 70% calcite, has high silica content and an average clay content of 11%.  It is highly susceptible to fracturing technologies.

The Eagle Ford Shale has three main areas of production.  The northern part is the "oil window" with lower pressure and high volumes of oil, the middle section is the "wet gas" or "condensate window" and the deeper section farther south (15,000 ft) is the "dry gas" window.   Diagram 1 below represents the Eagle Ford Shale formation in South Texas.  There are three windows of hydrocarbon production, the bottom area is the "dry gas" window, the middle area is the "wet gas or condensate" window and the top area is the "oil" window.   We believe that our Kiefer lease is located in the oil window.

Diagram 1.

Eagle Ford Shale Formation

The diagram below shows the approximate locations of the hydrocarbon windows in the Eagle Ford Shale formation in South Texas.  The green zone represents the oil window, the tan zone represents the natural gas liquids window and the red zone represents the dry gas window.

Our Kiefer lease is marked below.  The 4,261 acre lease is not drawn to scale on the diagram.

OIL

Blanco Drilling Assets

Blanco Drilling owns two oilfield drilling units and associated equipment and rolling stock.  One drilling unit has an 8,000 ft drilling depth capacity and the other has a 4,000 ft drilling depth capacity.  The 8,000 ft unit is located in Abilene, Texas and operates on a contract drilling basis.  The 4,000 unit is located in Crystal City, Texas and also operates on a contract drilling basis.

We believe that we have satisfactory title to the properties owned and used in our business, subject to liens for taxes not yet payable, liens incident to minor encumbrances, liens for credit arrangements and easements and restrictions that do not materially detract from the value of these properties, our interests in these properties, or the use of these properties in our business. We believe that our properties are adequate and suitable for us to conduct business in the future.

Mineral Interests

The Company holds mineral rights on one claim in Bonner County, Idaho. The claim is Cleveland Lode in Section 6, Township 55 North, Range 2 West.  We intend to dispose of this interest because it is inconsistent with our business plans.  We do not expect to generate any revenue from this disposition.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

(a) Security ownership of certain beneficial owners. Seth forth below is certain information, as of January 12, 2011, with respect to each person (including any group as that term is used in section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. Unless otherwise indicated, the address of each beneficial owner is c/o Gulfmark Energy Group, Inc., 45 NE Loop 410, Suite 495, San Antonio, TX 78216 and the nature of beneficial ownership is direct.

Common Stock

The Exchange Agreement requires the issuance of 1,078,000,027 common shares and 11,000,000 preferred shares to the Gulfmark shareholders.  Presently, the Company has 278,759,367 common shares available for issuance from its authorized unissued common stock capital to issue to the Gulfmark shareholders.  The Company has issued the Gulfmark shareholders the 278,759,367 shares on a prorated basis and is obligated to issue the Gulfmark shareholders an additional 797,680,439 after the Company increases its authorized common stock capital.  Additionally, the Company is obligated to issue the Gulfmark shareholders 11,000,000 Series A preferred shares.  These preferred shares will be issued after the Company increases its authorized preferred share capital and designates the Series A according to the terms of the Exchange Agreement.   The following table reflects the number of shares to be issued to each shareholder based on issuing the balance of the authorized unissued common stock capital.

Table 1.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Class(1)
	Ownership

Michael Ward	112,335,864	37.64%
Royis Ward	112,335,864	37.64%
Gregory Wilson	41,605,876	13.94%
Sam Simon	12,481,763	4.18%
Total	278,759,367	93.4%

(1) Based upon 298,439,779 c ommon shares, the total authorized and issued Company common stock.

Post-Acquisition Security Ownership of Certain Beneficial Owners.

The beneficial ownership Table 2 below reflects the share capital issued to the Gulfmark shareholders after the Company increases its common stock and preferred stock capital pursuant to the terms of the Exchange Agreement.  The figures below assume that the Company will have increased its share capital to a sufficient level to issue the capital stock required under the terms of the Exchange Agreement.  The share figures are based on the assumption that 1,091,680,439 shares would be issued and outstanding.

Table 2.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Class(1)
	Ownership

Common Stock
Michael Ward	432,000,000	39.57%
Royis Ward	432,000,000	39.57%
Gregory Wilson	160,000,000	14.65%
Sam Simon	48,000,000	4.39%

Preferred Stock (2)
Michael Ward	5,000,000	45.45%
Royis Ward	5,000,000	45.45%
Gregory Wilson	1,000,000	9.09%

(1)  Based upon the total number of shares which would be issued under the Exchange Agreement, if the Company had sufficient authorized common and preferred stock capital which would be 1,091,680,439 shares of common stock and 11,000,000 shares of Series A Preferred Stock.

(2)  The Preferred Stock will be designated as Series A and will entitle the holders to twenty (20) votes per share at any meeting of shareholders and will be convertible into common stock at the rate of  twenty (20) shares of common stock for each single (1) share of Series A Preferred Stock, upon no less than seventy-five (75) days advance notice.

(b) Security ownership of management.

Set forth below in Table 3 is certain information, as of January 12, 2011, as to the Company’s Common Stock beneficially owned by all directors, each of named executive officers, and directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial ownership is direct. Unless otherwise indicated, the nature of beneficial ownership is direct.

Table 3.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Class(1)
	Ownership

Michael Ward	112,335,864	37.57%
Royis Ward	112,335,864	37.57%
Terrence J. Dunne	2,716,667	0.91%
Martyn A. Powell	100,000	*

Total	227,488,395	76.22%

*Less than 1%. (1) Based upon 298,439,779 common shares, the total authorized and issued Company common stock.

Set forth below in Table 4 is information  as to the Company’s future Common Stock which will be beneficially owned by all directors, each of named executive officers, and directors and executive officers of the Company as a group, after the Exchange shares are authorized and issued and assumes 1,091,680,439  common shares issued and outstanding.

Table 4.

Name of Beneficial Owner	Amount/Nature of Beneficial	Percent of Class(1)
	Ownership

Common Stock
Michael Ward	432,000,000	39.57%
Royis Ward	432,000,000	39.57%
Terrence J. Dunne	2,716,667	*
Martyn A. Powell	100,000	*

Total	866,816,667	79.4%

Preferred Stock

Michael Ward	5,000,000	45.45%
Royis Ward	5,000,000	45.45%

Total	10,000,000	90.9%

*  Less than 1%.

(1)  Based upon the total number of shares which would be issued under the Exchange Agreement, if the Company had sufficient authorized common and preferred stock capital which would be 1,091,680,439 shares of common stock and 11,000,000 shares of Series A Preferred Stock.

(2)  The Preferred Stock will be designated as Series A and will entitle the holders to twenty (20) votes per share at any meeting of shareholders and will be convertible into common stock at the rate of  twenty (20) shares of common stock for each single (1) share of Series A Preferred Stock, upon no less than seventy-five (75) days advance notice.

(c) Changes in control. Except as otherwise set forth in this Current Report with respect to the Acquisition, there are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5. Directors and Executive Officers.

The following table sets forth the names of the Company’s directors, executive officers, and key employees, and their positions with the Company, as of the date of this Current Report:

Name	Age	Position(s)	Term of Office(Directors)

Michael Ward*	55	President, Chief Executive Officer	Annual Meeting
		Chief Financial Officer , Director

Royis Ward*	79	Vice President, Chairman	Annual Meeting

Terrence J. Dunne	62	Director	Annual Meeting

Martyn A. Powell	58	Secretary, Director	Annual Meeting

* Appointed pursuant to the terms of the Exchange Agreement. See Items 1.01 and 2.01 of this Current Report. Royis Ward is the father of Michael Ward.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

The following is a brief account of the business experience during the past five years (and, in some instances, for prior years) of each director and executive officer.

Michael Ward, President and Chief Executive Officer, Chief Financial Officer, Director

Mr. Ward founded Gulfmark Energy Group, Inc., Gulfmark Resources, Inc. and Blanco Drilling, Inc. in August 2010 together with his father.  The companies were formed to focus their considerable oil and gas experience on acquisition, exploration, drilling, development, production and sale of natural gas, crude oil, and natural gas liquids, primarily from conventional reservoirs within the State of Texas.   The companies acquired a premier lease in Zavala County, Texas and two oilfield drilling units with the plan develop Company properties.

From May 2007 through July 2010, Mr. Ward was the President and CEO of Bentley Energy Corporation.  Bentley Energy Corporation engaged in distribution of propane in Central and South Texas.  Bentley owned and operated various propane distribution companies.   Bentley voluntarily filed for reorganization under Chapter 11 of the federal bankruptcy laws.  The case was filed on January 7, 2010 and the court accepted the company's reorganization plan on, or about July 21, 2010 resulting in the Company's sale. The Bentley bankruptcy petition was necessary in order to provide protection and continuity for its propane delivery to more than 8,000 customers.  Bentley financed it business with a bank line of credit.  Bentley had  planned  the line of credit would be converted to a 10-year term loan with a 5-year balloon at maturity one year later.  At loan maturity, the bank only offered Bentley a straight 3-year loan term.  Bentley's propane business revenue was subject to seasonal fluctuations because it sold the majority of its propane in the winter months.  Seasonal revenue fluctuations made it impossible for Bentley to meet bank payment obligations on a three year term loan.   Additionally, Bentley's propane suppliers tightened credit and payment terms  This credit squeeze from the bank and suppliers coupled with the unprecedented financial crisis of 2008/2009 precipitated the petition for the bankruptcy reorganization.  While under bankruptcy protection, Mr. Ward was able to sell the business, which operates today under a different name.

From 1997 through January 2007, Mr. Ward served as President and CEO of Tidelands Oil and Gas Corporation, a publically traded corporation.  Tidelands was involved in production and exploration, drilling, gas processing and pipeline transmission.  The company was instrumental in creating an expedited process for a cross border gas transmission pipeline from Eagle Pass, Texas to Piedras Negras, Mexico.  This international pipeline crossing process was coordinated between Tidelands, the Texas Railroad Commission, FERC and PEMEX.

Mr. Ward has more than 30 years of diversified experience as an oil and gas professional. He was educated in business management and administration at Southwest Texas State University and the University of Texas.

Michael has vast experience in the capacity in which he successfully served in operating oil and gas companies in the United States. During the past 20 years, Michael has been associated with Century Energy Corporation where his duties and responsibilities included production and drilling superintendent and additionally, he supervised 300 recompletions and new drills in Duval, Nueces, San Patricio, Jim Wells, Karnes, Dimmit, Maverick & Zavala Counties of Texas. In addition to Texas, Michael also drilled over 40 wells in Illinois and Kansas.

With his association with Omega Minerals, Inc., he was Vice President and part owner. He spent several months in the United Kingdom and Europe arranging a public offering on the U. K. Exchange. He was President and owner of Major Petroleum Corporation.  He drilled, completed and produced 42 wells in South and West Texas counties.  The company was sold.

Royis Ward, Vice President, Chairman of the Board

Royis Ward began his career as an independent oil and gas operator in 1955 with his own funds and has been actively engaged in the oil and gas industry for approximately 50 years. After attending several business colleges, obtaining numerous business degrees in accounting, he was employed by Southern Union Gas Company in 1952 as a cost accountant, allocating natural gas prices, thereafter he was employed by a large Texas independent oil operator ultimately overseeing the successful drilling and completion of over 1500 producing oil and injection wells and supervising the installation one of the most successfully secondary recovery projects in the State of Texas. After which, he was instrumental in negotiating the sale of the business.

From the period of 1955 until present he has actively pursued the oil and gas industry, including purchasing of leases, staking locations, drilling, completion, producing and operating his own properties, including operating Powell Petroleum Corporation and was appointed Operator under the jurisdiction of the Federal Bankruptcy Courts, save and except, a brief period from early 1966 through 1972 when he moved to Houston and was instrumental in developing commercial real estate under the name of BayTex Development Corporation.

From 1972 and during the same period of time and until present has been active in the formation of a number of companies either as President and/or Chief Operating Officer including Omega Petroleum Corporation, Omega Minerals, Inc., Century Energy Corporation, ultimately sold to Texas International

Petroleum, Summit Oil and Gas Corporation, and Tidelands Oil Corporation. Tidelands Oil Corporation was merged with Tidelands Gas Corporation in 1996 resulting in the formation of Tidelands Oil and Gas Corporation (TOGC) and is now publicly traded on the OTC bulletin board exchange of which he was the Chairman of the Board and Vice President until October, 2002.

After the merger, he formed Regency Energy, Inc., a Texas corporation, and has acted a President and CEO acquiring the 125,000 acres Halsell Ranch, Maverick County, Texas which offset the Conoco Oil Company large Sacatosa Field. Regency was instrumental in the drilling and completion of approximately 125 wells on this property which was later sold the Exploration Company (TXCO) in 2001. After the sale, Regency Energy relocated to its present location where it has built it office building, warehouses, shops and from which it conducts its current operations.

Terrence J. Dunne, Director.

Mr. Dunne was appointed President, CEO, and a director on July 28, 2009. For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. In addition, Mr. Dunne serves as a director of Gold Crest Mines, Inc., and Rock Energy Resources, Inc.

Martin J. Powell, Director.

Mr. Powell was appointed as Secretary and a director of the Company on November 2, 2009. For the past 20 years, Mr. Powell has been active as a Real Estate Investor and Licensed Realtor in the Greater Seattle Area. Mr. Powell was the President and a Director of Missouri River and Gold Gem Corp, a public company from 1999-2004, at which time control of the company was acquired by Entremetrix Inc, a Nevada Corporation. Mr. Powell was the President and a Director of Aberdeen Idaho Mining Company, a public company from 2002-2004, at which time the control of the company was acquired by MotivNation Inc, a Nevada Corporation. Mr. Powell was the Secretary and a Director of Quad Metals Corporation, a public company from 2001-2003, at which time control of the company was acquired by DataJungle Inc, a Nevada Corporation.

Item 6. Executive Compensation.

No executives or directors were compensated by the Silver Butte Company for the fiscal years ended August 31, 2010 or 2009. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Additionally, since inception, no Gulfmark Energy Group affiliated executive officers or directors have received any compensation.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

(a) Transactions with related persons.

During the periods from August 9, 2010 (inception) through October 31, 2010, a director (Michael Ward) of Gulfmark Energy Group, Inc. advanced Gulfmark $216,141.  $210,100 is represented by a non- interest bearing demand promissory note.

(b) Director independence.  Not applicable.

Item 8.  Legal Proceedings.

The Company is not party to any pending legal proceedings.

Item 9. Market Price of Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market information. The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “SIBM.OB”. Historical high and low bid information for the Company’s Common Stock is not available to the Company.  The following table reflects the high and low sales prices for the Company’s Common Stock for each fiscal quarter during the fiscal years ended August 31, 2010 and 2009.  The sales prices were obtained from the OTC Bulletin Board.

	Year Ended		Year Ended
	August 31, 2010		August 31, 2009
	High	Low	High	Low
First Quarter (9-1 to 11-0)	$0.12	$0.05	$0.39	$0.16
Second Quarter (12-1 to 2-28)	0.12	0.05	0.30	0.16
Third Quarter (3-1 to 5-31)	0.08	0.05	0.14	0.11
Fourth Quarter (6-1 to 8-31)	0.08	0.06	0.12	.012

(b) Holders. As of November 9, 2010, there were approximately 1,140 registered holders of record of the Company’s Common Stock.

As discussed in more detail in Items 1.01 and 2.01, on January 12, 2011, the Company consummated the acquisition, pursuant to which the Company issued to the stockholders of Gulfmark in exchange for their Gulfmark Common Stock, the right to receive an aggregate of 1,078,000,027 shares of the Company’s Common Stock and 11,000,000 shares of the Company's Series A Preferred Stock.  However, due to the fact that the Company has insufficient common and preferred stock capital to issue the shares required by the Exchange Agreement, the Company issued the Gulfmark shareholders 278,759,367 shares.  After issuing the Gulfmark shareholders 278,759,367 , the Company has 300,000,000 shares of Common Stock issued and outstanding, of which the pre-Acquisition stockholders of the Company own approximately 6.6% and of which the pre-Acquisition Gulfmark stockholders (Michael Ward, Royis Ward, Gregory Wilson and Sam Simon) own approximately 93.4%.  Therefore, as a group, the pre-Acquisition stockholders of Gulfmark acquired control of the Company following the Effective Time of the Acquisition and the pre-Acquisition stockholder’s percentage holdings were diluted by approximately 93.4% ..  See also Item 4 above which is incorporated by reference.

(c) Dividends. The Company has not paid any cash dividends to date, and has no intention of paying any cash dividends on the Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Company’s Board of Directors and to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend upon, among other things, the Company’s results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors. The Company intends to retain any future earnings for use in its business.

(d) Securities authorized for issuance under equity compensation plans. The Company does not maintain any equity compensation plans.

Item 10.  Recent Sales of Unregistered Securities.

As discussed in more detail in Items 1.01 and 2.01, on January 12, 2011, the Company consummated the Acquisition, pursuant to which the Company issued to the stockholders of Gulfmark in exchange for their Gulfmark Common Stock, the right to receive an aggregate of 1,078,000,027 common shares of the Company’s Common Stock and 11,000,000 Series A Preferred Shares.  Presently, the Company has insufficient common and preferred stock capital to issue these shares, therefore, at closing the Company issued the Gulfmark shareholders the balance of the Company's authorized common stock capital on a pro-rata basis totaling 278,759,367 common shares which represents 93.4% of the Company's common stock capital.   The balance of the common and preferred stock capital will be issued after the Company amends its articles of incorporation and increases its authorized capital stock under the terms of the Exchange Agreement.

On March 10, 2010, the Company offered and sold 260,000 common shares for $0.05 per share in lieu of cash for legal services valued at $13,000.

On August 31, 2010, the Company offered and sold 710,000 common shares in a private placement at a price of $0.05 per share for total of $35,500.

The Company believes that the issuance of the shares of Capital Stock of the Company were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

See also Items 1.01 and 2.01 of this Current Report which are incorporated by reference.

Item 11. Description of Registrant’s Securities to be Registered.

We are authorized to issue three hundred million (300,000,000) shares of $0.001 par value common stock and ten million (10,000,000) shares of $0.001 preferred shares.

At December 31, 2010, there were 19,680,412 shares of common stock issued and outstanding held by approximately 1,140 shareholders of record. There are no outstanding options, warrants or other rights to acquire shares of Silver Butte Company Common Stock.  There are no outstanding preferred shares.  Our common stock is quoted on the OTCBB under the trading symbol “SIBM”.

Common Stock

All of the shares of Common Stock have equal voting rights and power without restriction in preference.

Voting Rights. Each stockholder, on each matter submitted to a vote at a meeting of stockholders, has one vote for each share registered in the stockholder’s name on the books of the Company. A quorum at any annual or special meeting of stockholders consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of the Company, entitled to vote at such meeting. The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum is presented, is sufficient to transact business.

Dividend rights. The Board of Directors may, from time to time, declare and the Company may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. The Company has never paid, and has no plans to pay, any dividends on its shares of Common Stock.

Preemptive Rights. The stockholders of the Company do not have a preemptive right to acquire the Company’s unissued shares

Action by Majority Consent of Stockholders.   Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Right to Amend Bylaws. The Bylaws of the Company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders. The Board of Directors has the power to make, alter, amend and repeal the Bylaws of the Company. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders’ meeting.

Anti-Takeover Provisions. As a Nevada corporation, the Company is subject to the Nevada Control Share Acquisition Statute (Nevada Revised Statutes Sections 78.378 to 78.3793). This statute could have the effect of delaying or preventing a change in control of the Company under certain circumstances.

Other. As a Nevada corporation, shares of the Company’s Common Stock are subject to all applicable provisions of Nevada law.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock.  At December 31, 2010, there were no shares of preferred stock issued and outstanding. The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. The authorized but un-issued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion have the power to determine the preferences, limitations, and relative rights of each series of Preferred Stock within the limits set forth in the Idaho Business Corporations Act. As of the date of this memorandum, no preferred stock has been issued. There are no conversion, preemptive, or other subscription rights or privileges with respect to any shares. Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Resale of Restricted Securities under Rule 144. Rule 144 provides an exemption from registration under the Securities Act for sales by holders of “restricted securities” (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of “control securities” (i.e., securities held by affiliates, regardless of how they acquired them). The rule contains five general conditions, as summarized below:

•

Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies

(including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

•

Holding period. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.

•

Volume limitations. In any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.

•

Manner-of-sale requirements. Resales must be made in unsolicited “brokers’ transactions” or transactions directly with a “market maker” and must comply with other specified requirements.

•

Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds 5,000 shares or $50,000 in aggregate sales price.

•

Non-affiliates.   If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, any person who is not an affiliate of the issuer at the time of the sale, and has not been an affiliate during the preceding three months, must only comply with the current public information and holding period requirements. However the current public information requirement does not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of one year has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

Shares Received in Former Shell Company. Unless registered on Form S-1 with the Securities and Exchange Commission (SEC),  under Rule 144, as amended in February 2008, persons receiving shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.  As a result, the Gulfmark stockholders receiving shares of the Company in the Acquisition will be unable to avail themselves of Rule 144 until one year after this Current Report on Form 8-K has been filed with the SEC.

Item 12. Indemnification of Directors and Officers.

(a) Articles of Incorporation.  The Company’s Articles of Incorporation address director liability and indemnification.

Article VIII states:

" A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates Chapter 78.300 of the Nevada Revised Statutes, pertaining to unpermitted distributions to stockholders; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the laws of the State of Nevada are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted thereunder, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

Article IX titled, "Indemnification" states:

"The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents to the full extent of the laws of the State of Nevada as may now or hereafter exist."

 (b) Bylaws.   Our Bylaws provide that our directors shall not be personally liable to us or our shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates the NBCA, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the NBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the NBCA, as so amended. Further, we are authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by our directors, officers, employees or agents in any proceeding (as defined in the NBCA) to the full extent of the laws of the State of Nevada as may now or hereafter exist.

(c) Nevada Law. Nevada law provides as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

Indemnification. Pursuant to NRS 78.7502 (Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138 (breach of good faith); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 79.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Insurance. Pursuant to NRS 78.752 (Insurance and other financial arrangements against liability of directors, officers, employees and agents), a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses. No such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(d) The SEC’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers or controlling persons, the Company has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

See Item 9.01 of this Current Report which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

See Item 9.01 of this Current Report which is incorporated by reference.

Item 3.02

Unregistered Sale of Equity Securities

As discussed in more detail in Items 1.01 and 2.01, on January 12, 2011, the Company consummated the Acquisition, pursuant to which the Company issued to the stockholders of Gulfmark in exchange for their Gulfmark Common Stock, the right to receive an aggregate of 1,078,000,027 shares of the Company’s Common Stock and 11,000,000 shares of the Company's Series A Preferred Stock, subject to the Company amending its articles of incorporation. The issuance of the shares of Common Stock of the Company in the Acquisition was made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. As such, the shares of the Company’s Common Stock issued in connection with the Acquisition may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Commission or with any state securities commission in respect of the Acquisition.

Item 5.01

Change in Control of Registrant

As discussed in more detail in Items 1.01 and 2.01, on January 12, 2011, the Company consummated the Acquisition, pursuant to which the Company issued to the stockholders of Gulfmark in exchange for their Gulfmark Common Stock, the right to receive an aggregate of 1,078,000,027 shares of the Company’s Common Stock and 11,000,000 shares of the Company's Series A Preferred Stock, subject to the Company amending its articles of incorporation.

Presently, the Company has insufficient common and preferred stock capital to issue all of the shares promised under the terms of the Exchange Agreement, therefore, the Company has issued the Gulfmark shareholders 278,759,367 common shares which represents 93.4% our 300,000,000 shares of authorized common stock capital.   The Company will amend its articles of incorporation thereby increasing its common stock capital to 1,100,000,000 common shares, and increasing its preferred stock capital from 10,000,000 to 50,000,000 preferred shares, including the designation of 11,000,000 Series A Preferred shares.  Once these shares are authorized, the Company will then be able to issue the Gulfmark shareholders an additional 797,680,439 common shares and 11,000,000 Series A preferred shares.  Subsequent to the issue of this common stock, the Company will reduce its issued and outstanding common stock by implementing a reverse split on a 40:1 basis which will result in approximately 27,292,010 common shares being issued and outstanding after the reverse split of our common shares.  The preferred stock will not be subject to any recapitalization.  Once the balance of the exchange shares are issued to the Gulfmark shareholders the pre-Acquisition stockholders of the Company own approximately 1.9% on a fully diluted basis and of which the pre-Merger Gulfmark stockholders own approximately 98.1% on a fully diluted basis.

However, immediately following the Acquisition, the Company only has 300,000,000 shares of Common Stock issued and outstanding, of which the pre-Acquisition stockholders of the Company own approximately 6.6% and of which the pre-Merger Gulfmark stockholders own approximately 93.4% .. Therefore, as a group, the pre-Acquisition stockholders of Gulfmark acquired control of the Company following the closing of the Acquisition.

At closing, Edward C. Wert resigned as a director of the Company and Michael R. Ward and Royis Ward were appointed to the Company’s Board of Directors to fill the vacancy created thereby and the pre-existing vacancy on the Board of Directors, until their respective successors are duly elected or appointed, or until their earlier death, resignation, or removal. See also Items 1.01, 2.01 and 5.02 of this Current Report which are incorporated by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Based on the foregoing, as of the date of this Current Report, the Company’s directors, executive officers, and key employees are as follows:

Table 1.

Name	Age	Positions and Office
Michael R. Ward	55	President, CEO, CFO, Director
Royis Ward	79	Vice President, Chairman Board
Terrence J. Dunne	62	Director
Martyn A. Powell	58	Director, Secretary

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors may seek other qualified individuals to serve on the Board and to form committees to do the Board’s work. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

Michael Ward, President and Chief Executive Officer, Chief Financial Officer, Director

Mr. Ward founded Gulfmark Energy Group, Inc., Gulfmark Resources, Inc. and Blanco Drilling, Inc. in August 2010 together with his father.  The companies were formed to focus their considerable oil and gas experience on acquisition, exploration, drilling, development, production and sale of natural gas, crude oil, and natural gas liquids, primarily from conventional reservoirs within the State of Texas.  The companies acquired a premier lease in Zavala County, Texas and two oilfield drilling units with the plan develop Company properties.

From May 2007 through July 2010, Mr. Ward was the President and CEO of Bentley Energy Corporation.  Bentley Energy Corporation engaged in distribution of propane in Central and South Texas.  Bentley owned and operated various propane distribution companies.   Bentley voluntarily filed for reorganization under Chapter 11 of the federal bankruptcy laws.  The case was filed on January 7, 2010 and the court accepted the company's reorganization plan on, or about July 21, 2010 resulting in the Company's sale. The Bentley bankruptcy petition was necessary in order to provide protection and continuity for its propane delivery to more than 8,000 customers.  Bentley financed it business with a bank line of credit.  Bentley had  planned  the line of credit would be converted to a 10-year term loan with a 5-year balloon at maturity one year later.  At loan maturity, the bank only offered Bentley a straight 3-year loan term.  Bentley's propane business revenue was subject to seasonal fluctuations because it sold the majority of its propane in the winter months.  Seasonal revenue fluctuations made it impossible for Bentley to meet bank payment obligations on a three year term loan.  Additionally, Bentley's propane suppliers tightened credit and payment terms.  This credit squeeze from the bank and suppliers coupled with the unprecedented financial crisis of 2008/2009 precipitated the petition for bankruptcy reorganization.  While under bankruptcy protection, Mr. Ward was able to sell the business, which operates today under a different name.

From 1997 through January 2007, Mr. Ward served as President and CEO of Tidelands Oil and Gas Corporation, a publically traded corporation.  Tidelands was involved in production and exploration, drilling, gas processing and pipeline transmission.  The company was instrumental in creating an expedited process for a cross border gas transmission pipeline from Eagle Pass, Texas to Piedras Negras, Mexico.  This international pipeline crossing process was coordinated between Tidelands, the Texas Railroad Commission, FERC and PEMEX.

Mr. Ward has more than 30 years of diversified experience as an oil and gas professional. He was educated in business management and administration at Southwest Texas State University and the University of Texas.

Michael has vast experience in the capacity in which he successfully served in operating oil and gas companies in the United States. During the past 20 years, Michael has been associated with Century Energy Corporation where his duties and responsibilities included production and drilling superintendent and additionally, he supervised 300 recompletions and new drills in Duval, Nueces, San Patricio, Jim Wells, Karnes, Dimmit, Maverick & Zavala Counties of Texas. In addition to Texas, Michael also drilled over 40 wells in Illinois and Kansas.

With his association with Omega Minerals, Inc., he was Vice President and part owner. He spent several months in the United Kingdom and Europe arranging a public offering on the U. K. Exchange. He was President and owner of Major Petroleum Corporation.  He drilled, completed and produced 42 wells in South and West Texas counties.  The company was sold.

Royis Ward, Vice President, Chairman of the Board

Royis Ward began his career as an independent oil and gas operator in 1955 with his own funds and has been actively engaged in the oil and gas industry for approximately 50 years. After attending several business colleges, obtaining numerous business degrees in accounting, he was employed by Southern Union Gas Company in 1952 as a cost accountant, allocating natural gas prices, thereafter he was employed by a large Texas independent oil operator ultimately overseeing the successful drilling and completion of over 1500 producing oil and injection wells and supervising the installation one of the most successfully secondary recovery projects in the State of Texas. After which, he was instrumental in negotiating the sale of the business.

From the period of 1955 until present he has actively pursued the oil and gas industry, including purchasing of leases, staking locations, drilling, completion, producing and operating his own properties, including operating Powell Petroleum Corporation and was appointed Operator under the jurisdiction of the Federal Bankruptcy Courts, save and except, a brief period from early 1966 through 1972 when he moved to Houston and was instrumental in developing commercial real estate under the name of BayTex Development Corporation.

From 1972 and during the same period of time and until present has been active in the formation of a number of companies either as President and/or Chief Operating Officer including Omega Petroleum Corporation, Omega Minerals, Inc., Century Energy Corporation, ultimately sold to Texas International Petroleum, Summit Oil and Gas Corporation, and Tidelands Oil Corporation. Tidelands Oil Corporation was merged with Tidelands Gas Corporation in 1996 resulting in the formation of Tidelands Oil and Gas Corporation (TOGC) and is now publicly traded on the OTC bulletin board exchange of which he was the Chairman of the Board and Vice President until October, 2002.

After the merger, he formed Regency Energy, Inc., a Texas corporation, and has acted a President and CEO acquiring the 125,000 acres Halsell Ranch, Maverick County, Texas which offset the Conoco Oil

Company large Sacatosa Field. Regency was instrumental in the drilling and completion of approximately 125 wells on this property which was later sold the Exploration Company (TXCO) in 2001. After the sale, Regency Energy relocated to its present location where it has built it office building, warehouses, shops and from which it conducts its current operations.

Terrence J. Dunne, Director.

Mr. Dunne was appointed President, CEO, and a director on July 28, 2009. For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. In addition, Mr. Dunne serves as a director of Gold Crest Mines, Inc., and Rock Energy Resources, Inc.

Martin J. Powell, Director, Secretary.

Mr. Powell was appointed as Secretary and a director of the Company on November 2, 2009. For the past 20 years, Mr. Powell has been active as a Real Estate Investor and Licensed Realtor in the Greater Seattle Area. Mr. Powell was the President and a Director of Missouri River and Gold Gem Corp, a public company from 1999-2004, at which time control of the company was acquired by Entremetrix Inc, a Nevada Corporation. Mr. Powell was the President and a Director of Aberdeen Idaho Mining Company, a public company from 2002-2004, at which time the control of the company was acquired by MotivNation Inc, a Nevada Corporation. Mr. Powell was the Secretary and a Director of Quad Metals Corporation, a public company from 2001-2003, at which time control of the company was acquired by DataJungle Inc, a Nevada Corporation.

Executive Compensation.

No executives or directors were compensated by the Silver Butte Company for the fiscal years ended August 31, 2010 or 2009. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director. Additionally, since inception, no Gulfmark Energy Group affiliated executive officers or directors have received any compensation.

Transactions with related persons.

During the periods from August 9, 2010 (inception) through October 31, 2010, a director (Michael Ward) of Gulfmark Energy Group, Inc. advanced Gulfmark $216,141.  $210,100 is represented by a non-interest bearing demand promissory note.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Articles of Amendment

Under the terms of the Exchange Agreement, the Company will amend its articles of incorporation in the following manner:  (1) change its corporate name to Gulfmark Energy, Inc., (2) increase its authorized common stock capital from 300,000,000 to 1,100,000,000 shares, par value $0.001 per share, (3) increase its authorized preferred stock capital from 10,000,000 shares to 50,000,000 shares, par value $0.001 per share, (4) designate 11,000,000 Series A Preferred shares with each preferred share having 20 votes per share and convertible into common shares at the rate of 20 common shares for each single share of preferred stock upon 75 days advance notice and designate 250,000 Series B Preferred shares convertible into common shares at the rate of 20 common shares for each single share of preferred stock upon 75 days advance notice and (5) implement a reverse stock split of the Company's issued and outstanding common stock effective in accordance with the Articles of Amendment.   A copy of the proposed Amended Articles of Incorporation was filed as Exhibit 3.0 on January 14, 2011.

On January 12, 2011, the stockholders of the Company through a written consent executed by stockholders holding 93.4% of the outstanding shares of the Company’s common stock entitled to vote, adopted and approved the Amended Articles of Incorporation, which were adopted by the Company’s board of directors on January 12, 2011.  In addition, stockholders authorized the Company’s officers, in their discretion, to take any and all actions as they deem necessary, advisable or appropriate in performing any obligations of the Company, including without limitation, the name change, reverse stock split and increase in authorized shares of the Company.

Item 5.06

Change in Shell Company Status

As disclosed in more detail in Items 1.01, 2.01 and 5.01 of this Current Report, on January 12, 2011, the Company acquired Gulfmark Energy Group, Inc. Although the Company was a shell company, as defined in Rule 12b-2 of the Exchange Act, prior to the Acquisition, the Company believes that the completion of the Acquisition had the effect of causing the Company to cease being a shell company.

See Items 1.01, 2.01 and 5.01 of this Current Report which are incorporated by reference.

Item 9.01

Financial Statements and Exhibits

Note: For accounting purposes, the Acquisition of Gulfmark Energy Group, Inc. was treated as a reverse acquisition with Gulfmark Energy Group, Inc. as the acquirer and the Company as the acquired party. When we refer in this Current Report to business and financial information for periods prior to the consummation of the Acquisition, we are referring to the business and financial information of the Company unless the context suggests otherwise.

(a) Financial statements of business acquired.

The financial statements of the business acquired for the periods specified in Rule 8-04(b) of Regulation S-X are incorporated by reference to Exhibit 99.1 to this Current Report.

(b) Pro forma financial information.

The pro forma financial information required pursuant to Rule 8-05 of Regulation S-X is incorporated by reference to Exhibit 99.2 to this Current Report.

(d) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Butte Company

Dated: March 28, 2011

        /s/ Michael R. Ward

By: _______________________

By: Michael R. Ward

Title:  President and Chief Executive Officer

Exhibits Index

Exhibit No.

Description

2.1

Share Exchange Agreement dated January 12, 2011, between Silver Butte Company and Gulfmark Energy Group, Inc.

3.0*

Proposed Form of Amended Articles of Incorporation

10.0*

Assignment of Oil and Gas Lease

21.0*

Subsidiaries of Registrant

99.1

Audited Financial Statements of Gulfmark Energy Group, Inc.

99.2

Unaudited Condensed Combined Pro Forma Financial Information

* Previously filed January 14, 2011